Exhibit 99.2

Advantage RN, LLC
and Subsidiaries

Consolidated Financial Statements

For the Years Ended
December 31, 2016 and 2015

INDEPENDENT AUDITOR’S REPORT

To The Members
Advantage RN, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Advantage RN, LLC and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, members’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Advantage RN, LLC and Subsidiaries as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Dayton, Ohio
April 19, 2017

Advantage RN, LLC and Subsidiaries
Consolidated Balance Sheets
December 31, 2016 and 2015

	2016	2015

ASSETS

CURRENT ASSETS
Cash	$652,217	$983,160
Accounts receivable, trade	15,199,402	14,477,624
Unbilled accounts receivable	1,946,892	1,325,565
Employee advances	156,000	189,200
Prepaid expenses	658,706	786,335
Total current assets	18,613,217	17,761,884

PROPERTY AND EQUIPMENT, at cost
Furniture, fixtures and equipment	801,836	1,038,267
Vehicles	19,216	111,087
Leasehold improvements	192,682	296,921
	1,013,734	1,446,275
Less accumulated depreciation	691,333	1,021,342
	322,401	424,933

	$18,935,618	$18,186,817

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Line of credit	$1,878,940	$5,567,117
Current portion, long-term debt	1,651,421	1,098,575
Accounts payable, trade	18,266	473,931
Accrued payroll, commissions and
related expenses and withholdings	1,936,885	1,437,307
Accrued other expenses and
other current liabilities	430,013	110,675
Total current liabilities	5,915,525	8,687,605

LONG-TERM DEBT
Notes payable	4,168,087	2,470,797
Less current portion	1,651,421	1,098,575
	2,516,666	1,372,222

MEMBERS' EQUITY	10,503,427	8,126,990
	$18,935,618	$18,186,817

See accompanying notes.

Advantage RN, LLC and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 2016 and 2015

	2016	%	2015	%

REVENUE FROM SERVICES	$103,692,486	100.0	$83,440,209	100.0

DIRECT COSTS OF SERVICES	80,238,741	77.4	64,738,365	77.6

Gross profit	23,453,745	22.6	18,701,844	22.4

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	13,313,143	12.8	11,699,605	14.0

Income from operations	10,140,602	9.8	7,002,239	8.4

OTHER INCOME (EXPENSE)
Interest income	431	-	108	-
Loss on sale of
property and equipment	(11,229)	-	-	-
Other income	2,666	-	6,490	-
Interest expense	(191,580)	(0.2)	(217,111)	(0.3)
Other expenses	(392,453)	(0.4)	(105,101)	(0.1)
Legal expenses-nonoperational	(461,731)	(0.4)	(54,870)	(0.1)
Organizational costs	(79,398)	(0.1)	(116,036)	(0.1)
Settlements and prior years
expenses-nonoperational	(472,555)	(0.5)	(488,659)	(0.6)

Total other income (expense)	(1,605,849)	(1.5)	(975,179)	(1.2)

Net income	$8,534,753	8.3	$6,027,060	7.2

See accompanying notes.

Advantage RN, LLC and Subsidiaries
Consolidated Statements of Members' Equity
Years Ended December 31, 2016 and 2015

	2016	2015

BEGINNING BALANCE	$8,126,990	$5,080,694

Net income	8,534,753	6,027,060

Capital withdrawals	(6,158,316)	(2,980,764)

ENDING BALANCE	$10,503,427	$8,126,990

See accompanying notes.

Advantage RN, LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2016 and 2015

	2016	2015

OPERATING ACTIVITIES
Net income	$8,534,753	$6,027,060
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation	122,149	117,881
Loss on sale of property and equipment	11,229	-
Bad debt expense	52,548	25,387
Changes in operating assets and liabilities:
Accounts receivable, trade and unbilled	(1,395,653)	(5,322,015)
Prepaid expenses and other assets	127,629	70,609
Accounts payable and accrued expenses	363,251	(1,491,014)
Net cash provided by (used in) operating activities	7,815,906	(572,092)

INVESTING ACTIVITIES
Employee and other advances	33,200	-
Proceeds from sale of property and equipment	56,500	-
Purchase of property and equipment	(87,346)	(256,653)
Net cash provided by (used in) investing activities	2,354	(256,653)

FINANCING ACTIVITIES
Net (repayments) borrowings on line of credit	(3,688,177)	2,295,774
Borrowings on note payable	3,413,275	2,000,000
Principal payments on notes payable	(1,715,985)	(862,058)
Capital withdrawals	(6,158,316)	(2,980,764)
Net cash (used in) provided by financing activities	(8,149,203)	452,952

Decrease in cash during the year	(330,943)	(375,793)

Cash, beginning of year	983,160	1,358,953

Cash, end of year	$652,217	$983,160

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for interest	$205,996	$218,163
Cash paid during the year for state income taxes	$84,228	$185,333

See accompanying notes.

Advantage RN, LLC and Subsidiaries
Notes to Consolidated Financial Statements
For Years Ended December 31, 2016 and 2015

Note 1. Organization

Advantage RN, LLC (the Company) is a specialty staffing company employing healthcare professionals for travel assignments at hospitals and other medical facilities across the country. The Company was established in 2003 and is headquartered in West Chester, Ohio, with satellite offices in: Clearwater and Delray Beach, Florida; and Charlotte, North Carolina.

In 2013 the Company established Advantage RN Local Staffing, LLC, a subsidiary wholly owned by Advantage RN, LLC. Advantage RN Local Staffing, LLC is a specialty staffing company employing healthcare professionals for local assignments at hospitals and other medical facilities across the country.

In 2011 the Company established Advantage On Call, LLC, a subsidiary wholly owned by Advantage RN, LLC. Advantage On Call, LLC is a specialty staffing company employing healthcare professionals for per diem nurses, therapy and government assignments at hospitals and other medical facilities across the country and operates out of various satellite offices in: San Diego, California; Las Vegas, Nevada; Centerville, Ohio; Tustin, California; and Sacramento, California. Advantage On Call, LLC is an expansion of the Company’s nurse staffing business line.

In 2009 the Company established Advantage Locums, LLC, a subsidiary wholly owned by Advantage RN, LLC. Advantage Locums, LLC operates out of Salt Lake City, Utah and provides locum tenens (temporary physician substitute) for hospitals, clinics and medical practices.

The accompanying consolidated financial statements include the accounts of Advantage RN, LLC, Advantage Locums, LLC, Advantage On Call, LLC and Advantage RN Local Staffing, LLC. Intercompany transactions and balances have been eliminated in the consolidation.

The Company is organized under the limited liability company laws of the State of Ohio. The rights and obligations of the equity holders of the Company (the Members) are governed by an Operating Agreement (the Agreement) as amended and restated on September 30, 2008. The Company does not have a termination date. Profits of the Company are allocated among all of the Members, in accordance with their percentage interests, based upon the number of total units (Class A and B) of the Company each Member owns. Losses are allocated to the Class A Member. The management of the Company and all decisions concerning the business affairs of the Company are specified to be made by the Class A Member (the Manager). Cash, when available, is distributed to the Members, as determined by the Manager, at his sole discretion. The Agreement provides for mandatory annual distributions to each Member equal to the state and federal income tax owed by each Member, as a result of the Member’s ownership interest in the Company, to the extent the Company has cash available.

The Agreement also provides that no Member shall be bound by, or be personally liable for the expenses, liabilities or obligations of the Company. The liability of each Member shall be limited solely to the Member’s investment in the Company. No Member shall be obligated to restore any negative capital account balance.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash

For the purposes of the consolidated statements of cash flows, cash consists of cash on deposit that can be redeemed on demand. The Company maintains its cash balances, which at times may exceed federally insured limits, with a high credit quality financial institution.

Advantage RN, LLC and Subsidiaries
Notes to Consolidated Financial Statements
For Years Ended December 31, 2016 and 2015

Note 2. Summary of Significant Accounting Policies (Continued)

Accounts Receivable and Concentration of Risk

Accounts receivable potentially subject the Company to concentrations of credit risk. The Company’s customers are primarily hospitals and medical centers throughout the United States. Accounts receivable represent amounts due from these institutions. The Company performs ongoing credit evaluations of customers’ financial condition and generally does not require collateral. The Company has elected to record bad debts using the direct write-off method. GAAP require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method. The Company writes off specific accounts based on an on-going review of collectibility as well as management’s past experience with the customer. If amounts become uncollectible they will be charged to operations when that determination is made. The Company had bad debt expense of $52,548 and $25,387 in 2016 and 2015, respectively. The Company’s contract terms generally specify payment in seven to forty-five days. Receivables are considered past due based on the particular negotiated contract terms. Overall, based on the large number of customers in differing geographic areas throughout the United States, the Company believes the concentration of credit risk is limited.

The Company’s accounts receivable have been pledged as collateral under terms of the Company’s various credit agreements.

Unbilled Receivables

Unbilled receivables represent revenues earned in the current period but not yet billed to the customer.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for major additions and improvements which substantially increase the life of property and equipment are capitalized. Routine maintenance and repairs are charged to expense as incurred. At retirement or sale, the costs of the assets and the related accumulated depreciation are removed from the accounts and resulting gains and losses are included in income. Depreciation is provided over the estimated useful lives of the related assets using accelerated and straight-line methods for financial statement purposes. The estimated useful lives are: five years for vehicles; three to seven years for furniture, fixtures and equipment; and three to ten years for leasehold improvements. Depreciation expense was $122,149 and $117,881 for 2016 and 2015, respectively.

Revenue Recognition

Revenue consists of temporary staffing revenue. Revenue is recognized when services are rendered.

Advertising

Advertising costs are expensed as incurred. Advertising expense totaled $253,877 and $244,439 for 2016 and 2015, respectively.

Subsequent Events

Management has evaluated subsequent events through April 19, 2017, the date which the financial statements were available to be issued.

Advantage RN, LLC and Subsidiaries
Notes to Consolidated Financial Statements
For Years Ended December 31, 2016 and 2015

Note 2. Summary of Significant Accounting Policies (Continued)

Income Taxes

As a limited liability company, the Company’s federal taxable income or loss is allocated to Members in accordance with their respective ownership interests. Therefore, the financial statements do not include a provision for federal income taxes.

Management is not aware of any tax positions taken by the Company on its tax returns that they consider to be uncertain. Tax returns for the years ended 2013, 2014 and 2015 are still open and subject to examination by the Internal Revenue Service.

The company records penalties and interest related to uncertain tax positions, if any, in operating expenses. No such penalties or interest were recognized in 2016 or 2015.

Note 3. Lease Agreements

The Company leases operating and office facilities for various terms under non-cancellable operating lease agreements that expire at various dates. Rent expense totaled $406,522 and $398,907 during 2016 and 2015, respectively. Future minimum lease payments are: 2017 - $295,219; 2018 - $190,251; 2019 - $145,171; 2020 - $148,097; and 2021 - $49,691.

In February 2016, the Financial Accounting Standards Board issued new guidance on accounting for leases, which generally requires all leases to be recognized by the Company in the statement of financial position by recording an asset representing its right to use the underlying asset and recording a liability, which represents the Company’s obligation to make lease payments. The provisions of this guidance are effective for reporting periods beginning after December 15, 2019; early adoption is permitted. These provisions are to be applied using a modified retrospective approach. The Company is currently evaluating the effect that this new guidance will have on the Company’s financial statements.

Note 4. Employee Benefit Plans

The Company offers a 401(k) plan that covers substantially all employees and allows for discretionary matching contributions from the Company. Employer contributions totaled $273,540 and $197,789 for 2016 and 2015, respectively.

The Company is partially self-insured for medical benefits provided to employees. The Company uses a third-party administrator to process claims and handle other duties of the plan. The Company maintains stop-loss insurance policies that generally limit total medical claims to $150,000 per individual and $1,000,000 maximum aggregate payments for the Company. The Company has established a liability for outstanding claims as well as incurred but unreported claims. While management uses what it believes are pertinent factors in estimating the plan liability, the actual liability is subject to change based upon unexpected claims experience and fluctuations in enrollment during the plan year. At December 31, 2016, and December 31, 2015, the Company recognized a liability for self-insured medical expenses of approximately $240,000 and $0, respectively.

Note 5. Line of Credit

The Company has a line of credit agreement with a bank that allows borrowings up to $10,000,000, bears interest at the Daily LIBOR Rate plus 2.125% (2.90% and 2.55% at December 31, 2016 and 2015, respectively), is collateralized by substantially all of the Company’s assets, and is guaranteed by the managing member of the Company. The balances due on the note were $1,878,940 and $5,567,117 at December 31, 2016 and 2015, respectively. The line matures in July 2017.

Advantage RN, LLC and Subsidiaries
Notes to Consolidated Financial Statements
For Years Ended December 31, 2016 and 2015

Note 6. Long-Term Debt

Long-term debt consists of the following at December 31:

	2016	2015
Term note to a bank; payable in monthly principal
payments of $83,333 plus interest at LIBOR plus
3.00%, (3.60% at December 31, 2016) through
July 2019, and is collateralized by all business
assets and guaranteed by the managing member.	$2,583,333	$-

Promissory note to a bank; payable in monthly
principal payments of $33,333 plus interest at LIBOR
plus 3.00% (3.59% and 3.42% a December 31,
2016 and 2015, respectively) through April 2020,
and is collateralized by substantially all assets and
guaranteed by the managing member.	1,333,333	1,733,333

Promissory note to a bank; payable in monthly
principal payments of $38,889 plus interest at
LIBOR plus 2.50% (3.15% and 2.92% at
December 31, 2016 and 2015, respectively),
through January 2017.	38,889	505,556

Installment loan agreements with finance companies;
payable in monthly principal and interest payments of
$30,312 with interest at 4.45% to 5.06%, matures
July 2017, and are uncollateralized.	212,532	231,908
Total long-term debt	4,168,087	2,470,797
Less current portion	1,651,421	1,098,575
	$2,516,666	$1,372,222

The aggregate maturities of long-term debt are as follows: for the years ending 2017 - $1,651,421; 2018 - $1,400,000; 2019 - $983,333; and 2020 - $133,333.

Note 7. Standby Letter of Credit

The Company has a standby letter of credit of $810,000 outstanding at December 31, 2016. The letter is maintained to back the Company’s self-insured workers’ compensation program and matures in October 2017.

Note 8. Organizational Costs

Organizational costs are costs associated with establishing new office locations, and closing old offices.

Note 9. Legal Expenses-Nonoperational

The Company has various legal costs that have arisen outside the ordinary course of business. Legal expenses are included in other income (expense) on the consolidated statements of income and totaled $461,731 and $54,870 in 2016 and 2015, respectively.

Advantage RN, LLC and Subsidiaries
Notes to Consolidated Financial Statements
For Years Ended December 31, 2016 and 2015

Note 10. Settlements and Prior Years Expenses-Nonoperational

Settlements and prior years expenses represent nonrecurring and prior years expenses to resolve various customer billing and payroll issues and differences with certain members and employees of the Company, insurance claims, and audits in certain states. Settlements totaled $472,555 and $488,659 in 2016 and 2015, respectively.

Note 11. Contingencies

The Company is self-insured for its workers’ compensation claims in certain states. The Company carries excess workers’ compensation and employers’ liability insurance that requires a $250,000 Company retention per incident. The policy also provided excess employer liability insurance of $1,000,000 per incident or in aggregate per policy year. The Company has established a liability for outstanding claims as well as incurred but unreported claims. While management uses what it believes are pertinent factors in estimating the liability, the actual liability is subject to change based upon unexpected claims experience and fluctuations in enrollment during the plan year. At December 31, 2016, and December 31, 2015, the Company recognized a liability for self-insured workers’ compensation expenses of approximately $117,000 and $69,000, respectively.

Periodically the Company is a party to various claims and legal proceedings that have arisen in the ordinary course of business, the aggregate effects of which, in management’s and legal counsel’s opinion, would not be material to the financial condition or results of operations of the Company.

The Internal Revenue Service (IRS) has examined the Company’s treatment of travel expenses paid to nurses in the form of per diem reimbursements. As part of this examination, the IRS has proposed a recharacterization of these reimbursements to gross wages for certain tax periods in 2009 and 2010. The Company disagrees with this proposal and intends to vigorously defend its original characterization. If the Company is unsuccessful in defending its position it could be liable for certain payroll taxes and federal income tax withholding on the amount recharacterized. The Company believes that it will be able to prevail and that an unfavorable outcome is not likely. However, if an unfavorable outcome were to occur, the Company could potentially experience a loss that could have an adverse effect on the Company’s financial position, cash flows, and results of operations. The Company is unable to estimate a potential loss or range of potential losses in the unlikely event of an unfavorable outcome.